Free Writing Prospectus (To the Prospectus dated September 21, 2005 and the Prospectus Supplement dated November 1, 2006)	Filed Pursuant to Rule 433 Registration No. 333-126811 November 13, 2006

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The Notes offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: November 30, 2006

•	Initial valuation date: November 28, 2006

•	Final valuation date: May 28, 2007

•	Maturity date: May 31, 2007

•	Initial price: Closing price of the Linked Share on the initial valuation date.

•	Final price: Closing price of the Linked Share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

        Deposit income: [•]%

        Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective Linked Share: (* Annualized Rate)

Linked Share	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ ISIN
Corning Incorporated	FWP–6	GLW	$[•]	15.00%	80%	[•]%	$[•]	[•]%	$[•]	E-170	06738C QM 4/ US06738CQM46
The Goodyear Tire & Rubber Company	FWP–7	GT	$[•]	15.50%	80%	[•]%	$[•]	[•]%	$[•]	E-171	06738C QN 2/ US06738CQN29
Amerada Hess Corporation	FWP–8	HES	$[•]	11.50%	80%	[•]%	$[•]	[•]%	$[•]	E-172	06738C QP 7/ US06738CQP76
JDS Uniphase Corporation	FWP–9	JDSUD	$[•]	19.00%	80%	[•]%	$[•]	[•]%	$[•]	E-173	06738C QQ 5/ US06738CQQ59
Level 3 Communications, Inc.	FWP–10	LVLT	$[•]	15.50%	80%	[•]%	$[•]	[•]%	$[•]	E-174	06738C QR 3/ US06738CQR33
Weatherford International Ltd.	FWP–11	WFT	$[•]	12.50%	80%	[•]%	$[•]	[•]%	$[•]	E-175	06738C QS 1/ US06738CQS16
Halliburton Company	FWP–12	HAL	$[•]	11.50%	80%	[•]%	$[•]	[•]%	$[•]	E-176	06738C QT 9/ US06738CQT98
United States Steel Corporation	FWP–13	X	$[•]	15.00%	80%	[•]%	$[•]	[•]%	$[•]	E-177	06738C QU 6/ US06738CQU61
RadioShack Corporation	FWP–14	RSH	$[•]	14.00%	80%	[•]%	$[•]	[•]%	$[•]	E-178	06738C QV 4/ US06738CQV45
Starbucks Corporation	FWP–15	SBUX	$[•]	10.00%	80%	[•]%	$[•]	[•]%	$[•]	E-182	06738C QZ 5/ US06738CQZ58
CONSOL Energy Inc.	FWP–16	CNX	$[•]	15.50%	80%	[•]%	$[•]	[•]%	$[•]	E-183	06738C QK 8/ US06738CQK89
Goldcorp Inc.	FWP–18	GG	$[•]	17.50%	80%	[•]%	$[•]	[•]%	$[•]	E-184	06738C QL 6/ US06738CQL62

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Antidilution—Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the

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cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

If you receive shares of the Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified in the applicable pricing supplement at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or another date as specified in the applicable pricing supplement or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Interest Mechanics—Regular Record Dates for Interest” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain

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financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

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Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present Company was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences.

The Company’s Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The Linked Share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$72.19	$19.66	$20.69
June 29, 2001	27.49	12.60	16.71
September 28, 2001	17.08	8.23	8.82
December 31, 2001	10.90	6.92	8.92
March 29, 2002	11.15	6.14	7.62
June 28, 2002	7.95	2.80	3.55
September 30, 2002	4.50	1.36	1.60
December 31, 2002	5.00	1.10	3.31
March 31, 2003	6.40	3.34	5.84
June 30, 2003	8.49	5.27	7.39
September 30, 2003	10.06	7.15	9.42
December 31, 2003	12.34	9.23	10.43
March 31, 2004	13.89	10.00	11.18
June 30, 2004	13.19	10.08	13.06
September 30, 2004	13.03	9.29	11.08
December 31, 2004	12.96	10.16	11.77
March 31, 2005	12.40	10.61	11.13
June 30, 2005	17.08	10.97	16.62
September 30, 2005	21.95	16.03	19.33
December 31, 2005	21.62	16.61	19.66
March 31, 2006	28.28	19.35	26.92
June 30, 2006	29.61	20.39	24.19
September 29, 2006	24.90	17.50	24.41
October 2 to October 31, 2006	25.20	20.43	20.43

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: GLW

Initial price: $20.43

Protection level: 80%

Protection price: $16.34

Physical delivery amount: 48 ($1,000/$20.43)

Fractional shares: 0.947626

Coupon: 15.00% per annum

Maturity: May 31, 2007

Dividend yield: 0% per annum

Coupon amount per month: $12.50

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		7.50%	100.00%
+90%		7.50%	90.00%
+80%		7.50%	80.00%
+70%		7.50%	70.00%
+60%		7.50%	60.00%
+50%		7.50%	50.00%
+40%		7.50%	40.00%
+30%		7.50%	30.00%
+20%		7.50%	20.00%
+10%		7.50%	10.00%
+5%		7.50%	5.00%

0%		7.50%	0.00%

		Protection Price Ever Breached?
	NO	YES
-5%	7.50%	2.50%	-5.00%
-10%	7.50%	-2.50%	-10.00%
-20%	7.50%	-12.50%	-20.00%
-30%	N/A	-22.50%	-30.00%
-40%	N/A	-32.50%	-40.00%
-50%	N/A	-42.50%	-50.00%
-60%	N/A	-52.50%	-60.00%
-70%	N/A	-62.50%	-70.00%
-80%	N/A	-72.50%	-80.00%
-90%	N/A	-82.50%	-90.00%
-100%	N/A	-92.50%	-100.00%

The Goodyear Tire & Rubber Company

According to publicly available information, The Goodyear Tire & Rubber Company (the “Company”) is a manufacturer of tires and rubber products, engaging in operations in most regions of the world. The Company’s 2005 net sales were $19.7 billion and net income for 2005 was $228 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. The Company also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. In addition, the Company operates commercial truck service and tire retreading centers and tire and auto service center outlets. The Company manufactures its products in more than 100 facilities in 29 countries, and the Company has marketing operations in almost every country around the world.

The Linked Share’s SEC file number is 1-1927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$27.49	$22.26	$23.85
June 29, 2001	30.89	22.26	28.00
September 28, 2001	32.10	17.37	18.43
December 31, 2001	25.54	17.51	23.81
March 29, 2002	28.85	20.75	25.57
June 28, 2002	23.96	18.25	18.71
September 30, 2002	18.86	8.03	8.89
December 31, 2002	9.90	6.50	6.81
March 31, 2003	7.33	3.35	5.17
June 30, 2003	7.35	4.55	5.25
September 30, 2003	8.19	4.49	6.57
December 31, 2003	7.94	5.55	7.86
March 31, 2004	11.97	7.06	8.54
June 30, 2004	10.45	7.66	9.09
September 30, 2004	12.00	8.70	10.74
December 31, 2004	15.01	9.15	14.66
March 31, 2005	16.09	13.10	13.35
June 30, 2005	15.46	11.24	14.90
September 30, 2005	18.59	14.60	15.59
December 31, 2005	18.18	12.80	17.38
March 31, 2006	19.31	12.78	14.48
June 30, 2006	15.42	10.35	11.10
September 29, 2006	15.07	9.75	14.50
October 2 to October 31, 2006	15.33	14.24	15.33

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

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Linked Share: GT

Initial price: $15.33

Protection level: 80%

Protection price: $12.26

Physical delivery amount: 65 ($1,000/$15.33)

Fractional shares: 0.231572

Coupon: 15.50% per annum

Maturity: May 31, 2007

Dividend yield: 0% per annum

Coupon amount per month: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		7.75%	100.00%
+90%		7.75%	90.00%
+80%		7.75%	80.00%
+70%		7.75%	70.00%
+60%		7.75%	60.00%
+50%		7.75%	50.00%
+40%		7.75%	40.00%
+30%		7.75%	30.00%
+20%		7.75%	20.00%
+10%		7.75%	10.00%
+5%		7.75%	5.00%

0%		7.75%	0.00%

		Protection Price Ever Breached?
	NO	YES
-5%	7.75%	2.75%	-5.00%
-10%	7.75%	-2.25%	-10.00%
-20%	7.75%	-12.25%	-20.00%
-30%	N/A	-22.25%	-30.00%
-40%	N/A	-32.25%	-40.00%
-50%	N/A	-42.25%	-50.00%
-60%	N/A	-52.25%	-60.00%
-70%	N/A	-62.25%	-70.00%
-80%	N/A	-72.25%	-80.00%
-90%	N/A	-82.25%	-90.00%
-100%	N/A	-92.25%	-100.00%

Amerada Hess Corporation

According to publicly available information, Amerada Hess Corporation (the “Company”) is a Delaware corporation, incorporated in 1920. The Company (including its subsidiaries) explore for, develop, produce, purchase, transport and sell crude oil and natural gas. These exploration and production activities take place in the United States, United Kingdom, Norway, Denmark, Russia, Equatorial Guinea, Algeria, Gabon, Libya, Indonesia, Thailand, Azerbaijan, Malaysia and other countries. The Company also manufactures, purchases, trades and markets refined petroleum and other energy products. The Company owns 50% of a refinery joint venture in the United States Virgin Islands, and another refining facility, terminals and retail gasoline stations located on the East Coast of the United States.

The Linked Share’s SEC file number is 1-1204.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$26.48	$22.08	$26.04
June 29, 2001	30.13	24.47	26.93
September 28, 2001	27.46	19.69	21.17
December 31, 2001	22.99	17.92	20.83
March 29, 2002	26.72	19.20	26.45
June 28, 2002	28.23	24.87	27.50
September 30, 2002	27.67	20.45	22.63
December 31, 2002	23.83	16.47	18.35
March 31, 2003	19.07	13.71	14.75
June 30, 2003	17.17	14.50	16.39
September 30, 2003	16.97	15.01	16.70
December 31, 2003	18.42	15.36	17.72
March 31, 2004	22.49	17.75	21.76
June 30, 2004	26.50	20.68	26.40
September 30, 2004	29.91	25.27	29.67
December 31, 2004	31.30	25.38	27.46
March 31, 2005	34.65	25.94	32.07
June 30, 2005	37.39	28.75	35.50
September 30, 2005	47.50	35.53	45.83
December 31, 2005	46.33	36.67	42.27
March 31, 2006	52.00	42.83	47.47
June 30, 2006	53.46	43.23	52.85
September 29, 2006	56.45	38.30	41.42
October 2 to October 31, 2006	43.77	38.50	42.40

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

FWP-8

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: HES

Initial price: $42.40

Protection level: 80%

Protection price: $33.92

Physical delivery amount: 23 ($1,000/$42.40)

Fractional shares: 0.584906

Coupon: 11.50% per annum

Maturity: May 31, 2007

Dividend yield: 0.94% per annum

Coupon Amount per month: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		5.75%	100.47%
+90%		5.75%	90.47%
+80%		5.75%	80.47%
+70%		5.75%	70.47%
+60%		5.75%	60.47%
+50%		5.75%	50.47%
+40%		5.75%	40.47%
+30%		5.75%	30.47%
+20%		5.75%	20.47%
+10%		5.75%	10.47%
+5%		5.75%	5.47%

0%		5.75%	0.47%

		Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-4.53%
-10%	5.75%	-4.25%	-9.53%
-20%	5.75%	-14.25%	-19.53%
-30%	N/A	-24.25%	-29.53%
-40%	N/A	-34.25%	-39.53%
-50%	N/A	-44.25%	-49.53%
-60%	N/A	-54.25%	-59.53%
-70%	N/A	-64.25%	-69.53%
-80%	N/A	-74.25%	-79.53%
-90%	N/A	-84.25%	-89.53%
-100%	N/A	-94.25%	-99.53%

JDS Uniphase Corporation

According to publicly available information, JDS Uniphase Corporation (the “Company”) is a provider of innovative broadband and optical products and solutions that enable dramatic improvements in the way we communicate, detect, present, and experience information. The Company’s products are used in communications, commercial and consumer applications including broadband and optical networks, brand protection, biotechnology, semiconductor, aerospace and defense.

The Linked Share’s SEC file number is 0-22874.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$519.50	$135.00	$147.50
June 29, 2001	236.00	76.40	100.00
September 28, 2001	105.60	40.96	50.56
December 31, 2001	99.52	48.64	69.44
March 29, 2002	82.72	37.92	47.12
June 28, 2002	49.60	17.92	21.36
September 30, 2002	32.56	14.56	15.58
December 31, 2002	28.82	12.64	19.76
March 31, 2003	28.16	19.84	22.80
June 30, 2003	37.68	22.70	27.98
September 30, 2003	35.20	20.80	28.80
December 31, 2003	32.56	24.48	29.12
March 31, 2004	47.08	29.36	32.56
June 30, 2004	36.24	23.52	30.32
September 30, 2004	30.40	22.72	26.96
December 31, 2004	28.69	23.76	25.36
March 31, 2005	26.08	12.48	13.36
June 30, 2005	13.92	10.56	12.16
September 30, 2005	17.84	11.68	17.76
December 31, 2005	22.40	13.92	18.88
March 31, 2006	34.40	18.54	33.36
June 30, 2006	33.44	18.08	20.24
September 29, 2006	21.60	16.00	17.52
October 2 to October 31, 2006	17.92	14.16	14.53

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

FWP-9

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: JDSUD

Initial price: $14.53

Protection level: 80%

Protection price: $11.62

Physical delivery amount: 68 ($1,000/$14.53)

Fractional shares: 0.823125

Coupon: 19.00% per annum

Maturity: May 31, 2007

Dividend Yield: 0% per annum

Coupon Amount per month: $15.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		9.50%	100.00%
+90%		9.50%	90.00%
+80%		9.50%	80.00%
+70%		9.50%	70.00%
+60%		9.50%	60.00%
+50%		9.50%	50.00%
+40%		9.50%	40.00%
+30%		9.50%	30.00%
+20%		9.50%	20.00%
+10%		9.50%	10.00%
+5%		9.50%	5.00%

0%		9.50%	0.00%

		Protection Price Ever Breached?
	NO	YES
-5%	9.50%	4.50%	-5.00%
-10%	9.50%	-0.50%	-10.00%
-20%	9.50%	-10.50%	-20.00%
-30%	N/A	-20.50%	-30.00%
-40%	N/A	-30.50%	-40.00%
-50%	N/A	-40.50%	-50.00%
-60%	N/A	-50.50%	-60.00%
-70%	N/A	-60.50%	-70.00%
-80%	N/A	-70.50%	-80.00%
-90%	N/A	-80.50%	-90.00%
-100%	N/A	-90.50%	-100.00%

Level 3 Communications, Inc.

According to publicly available information, Level 3 Communications, Inc. (the “Company”) is primarily engaged in the communications and information services businesses. The Company is a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services) of a broad range of integrated communications services. The Company’s network is an advanced, international, facilities based communications network.

The Linked Share’s SEC file number is 0-15658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$50.25	$13.63	$17.38
June 29, 2001	19.05	3.75	5.49
September 28, 2001	5.63	2.99	3.78
December 31, 2001	7.82	1.89	5.00
March 29, 2002	5.98	2.15	3.56
June 28, 2002	5.66	2.74	2.95
September 30, 2002	7.39	2.48	3.89
December 31, 2002	6.62	3.84	4.90
March 31, 2003	5.41	4.48	5.16
June 30, 2003	7.90	5.07	6.70
September 30, 2003	6.60	4.35	5.42
December 31, 2003	5.87	4.85	5.70
March 31, 2004	7.40	3.71	4.00
June 30, 2004	4.29	2.75	3.51
September 30, 2004	3.54	2.43	2.59
December 31, 2004	4.27	2.54	3.39
March 31, 2005	3.40	1.79	2.06
June 30, 2005	2.50	1.55	2.03
September 30, 2005	2.44	1.87	2.32
December 31, 2005	3.93	2.03	2.87
March 31, 2006	5.80	2.71	5.18
June 30, 2006	6.00	3.74	4.44
September 29, 2006	5.56	3.37	5.39
October 2 to October 31, 2006	6.02	4.93	5.29

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

FWP-10

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: LVLT

Initial price: $5.29

Protection level: 80%

Protection price: $4.23

Physical delivery amount: 189 ($1,000/$5.29)

Fractional shares: 0.035917

Coupon: 15.50% per annum

Maturity: May 31, 2007

Dividend Yield: 0% per annum

Coupon Amount per month: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		7.75%	100.00%
+90%		7.75%	90.00%
+80%		7.75%	80.00%
+70%		7.75%	70.00%
+60%		7.75%	60.00%
+50%		7.75%	50.00%
+40%		7.75%	40.00%
+30%		7.75%	30.00%
+20%		7.75%	20.00%
+10%		7.75%	10.00%
+5%		7.75%	5.00%

0%		7.75%	0.00%

		Protection Price Ever Breached?
	NO	YES
-5%	7.75%	2.75%	-5.00%
-10%	7.75%	-2.25%	-10.00%
-20%	7.75%	-12.25%	-20.00%
-30%	N/A	-22.25%	-30.00%
-40%	N/A	-32.25%	-40.00%
-50%	N/A	-42.25%	-50.00%
-60%	N/A	-52.25%	-60.00%
-70%	N/A	-62.25%	-70.00%
-80%	N/A	-72.25%	-80.00%
-90%	N/A	-82.25%	-90.00%
-100%	N/A	-92.25%	-100.00%

Weatherford International Ltd.

According to publicly available information, Weatherford International Ltd. (the “Company”) is a provider of equipment and services used for the drilling, completion and production of oil and natural gas wells. The Company is incorporated in Bermuda. The Company operates in approximately 100 countries through approximately 670 service and sales locations, which are located in nearly all of the oil and natural gas producing regions in the world. The Company conducts its operations through four principal operating divisions: (1) Evaluation, Drilling & Intervention Services—performance drilling and evaluation services, well construction, drilling tools and intervention services; (2) Completion & Production Systems—completion systems, artificial lift systems, fracturing technologies and production optimization; (3) Precision Drilling International—light, medium and heavy duty land drilling rigs, drilling and maintenance crews and supervisory personnel and camp and catering services; and (4) Pipeline & Specialty Services—pipeline services.

The Linked Share’s SEC file number is 1-31339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$29.48	$21.16	$24.68
June 29, 2001	30.18	22.20	24.00
September 28, 2001	24.13	11.36	12.76
December 31, 2001	19.58	12.11	18.63
March 29, 2002	24.90	16.28	23.82
June 28, 2002	27.13	21.37	21.60
September 30, 2002	22.60	16.55	18.57
December 31, 2002	21.85	17.43	19.97
March 31, 2003	21.34	17.53	18.89
June 30, 2003	23.85	18.54	20.95
September 30, 2003	20.87	17.46	18.89
December 31, 2003	19.50	15.65	18.00
March 31, 2004	23.55	17.91	21.02
June 30, 2004	22.99	19.84	22.49
September 30, 2004	25.78	21.46	25.51
December 31, 2004	27.62	24.33	25.65
March 31, 2005	30.66	24.25	28.97
June 30, 2005	30.23	23.82	28.99
September 30, 2005	35.68	28.55	34.33
December 31, 2005	37.94	28.50	36.20

FWP-11

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	46.19	36.50	45.75
June 30, 2006	58.73	44.04	49.62
September 29, 2006	51.70	37.08	41.72
October 2 to October 31, 2006	43.77	39.58	41.08

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: WFT

Initial price: $41.08

Protection level: 80%

Protection price: $32.86

Physical delivery amount: 24 ($1,000/$41.08)

Fractional shares: 0.342746

Coupon: 12.50% per annum

Maturity: May 31, 2007

Dividend Yield: 0% per annum

Coupon Amount per month: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		6.25%	100.00%
+90%		6.25%	90.00%
+80%		6.25%	80.00%
+70%		6.25%	70.00%
+60%		6.25%	60.00%
+50%		6.25%	50.00%
+40%		6.25%	40.00%
+30%		6.25%	30.00%
+20%		6.25%	20.00%
+10%		6.25%	10.00%
+5%		6.25%	5.00%

0%		6.25%	0.00%

		Protection Price Ever Breached?
	NO	YES
-5%	6.25%	1.25%	-5.00%
-10%	6.25%	-3.75%	-10.00%
-20%	6.25%	-13.75%	-20.00%
-30%	N/A	-23.75%	-30.00%
-40%	N/A	-33.75%	-40.00%
-50%	N/A	-43.75%	-50.00%
-60%	N/A	-53.75%	-60.00%
-70%	N/A	-63.75%	-70.00%
-80%	N/A	-73.75%	-80.00%
-90%	N/A	-83.75%	-90.00%
-100%	N/A	-93.75%	-100.00%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) provides a variety of services, products, maintenance, engineering, and construction to energy, industrial, and governmental customers. The Company’s six business segments are organized around how it manages the business: Production Optimization, Fluid Systems, Drilling and Formation Evaluation, Digital and Consulting Solutions, Government and Infrastructure, and Energy and Chemicals.

The Linked Share’s SEC file number is 1-3492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$22.95	$17.41	$18.38
June 29, 2001	24.63	16.10	17.80
September 28, 2001	18.40	9.68	11.28
December 31, 2001	14.45	5.47	6.55
March 29, 2002	9.00	4.30	8.54
June 28, 2002	9.82	7.30	7.97
September 30, 2002	8.00	4.49	6.46
December 31, 2002	10.83	6.23	9.36
March 31, 2003	11.05	8.60	10.37
June 30, 2003	12.69	9.99	11.50
September 30, 2003	12.95	10.25	12.13
December 31, 2003	13.60	11.12	13.00
March 31, 2004	16.35	12.90	15.20
June 30, 2004	16.18	13.68	15.13
September 30, 2004	16.99	13.23	16.85
December 31, 2004	20.85	16.54	19.62

FWP-12

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2005	22.65	18.59	21.63
June 30, 2005	24.70	19.83	23.91
September 30, 2005	34.89	22.88	34.26
December 31, 2005	34.69	27.35	30.98
March 31, 2006	41.20	31.35	36.51
June 30, 2006	41.99	33.93	37.11
September 29, 2006	37.93	27.35	28.45
October 2 to October 31, 2006	32.64	26.57	32.35

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: HAL

Initial price: $32.35

Protection level: 80%

Protection price: $25.88

Physical delivery amount: 30 ($1,000/$32.35)

Fractional shares: 0.911901

Coupon: 11.50% per annum

Maturity: May 31, 2007

Dividend yield: 0.89% per annum

Coupon Amount per month: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		5.75%	100.44%
+90%		5.75%	90.44%
+80%		5.75%	80.44%
+70%		5.75%	70.44%
+60%		5.75%	60.44%
+50%		5.75%	50.44%
+40%		5.75%	40.44%
+30%		5.75%	30.44%
+20%		5.75%	20.44%
+10%		5.75%	10.44%
+5%		5.75%	5.44%

0%		5.75%	0.44%

		Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-4.56%
-10%	5.75%	-4.25%	-9.56%
-20%	5.75%	-14.25%	-19.56%
-30%	N/A	-24.25%	-29.56%
-40%	N/A	-34.25%	-39.56%
-50%	N/A	-44.25%	-49.56%
-60%	N/A	-54.25%	-59.56%
-70%	N/A	-64.25%	-69.56%
-80%	N/A	-74.25%	-79.56%
-90%	N/A	-84.25%	-89.56%
-100%	N/A	-94.25%	-99.56%

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in the United States and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. The Company has domestic annual raw steel production capability of 19.4 million net tons (tons) and Central European annual raw steel production capability of 7.4 million tons. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of iron ore pellets from taconite (rock containing iron) in the United States and the production of coke in both the United States and Central Europe; transportation services (railroad and barge operations); and real estate operations.

The Linked Share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$18.00	$14.00	$14.69
June 29, 2001	22.00	13.72	20.15
September 28, 2001	21.70	13.08	13.98
December 31, 2001	18.75	13.00	18.11
March 29, 2002	19.99	16.36	18.15
June 28, 2002	22.00	17.22	19.89

FWP-13

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	19.99	10.66	11.61
December 31, 2002	14.90	10.87	13.12
March 31, 2003	17.73	9.61	9.83
June 30, 2003	17.88	9.72	16.37
September 30, 2003	20.05	15.10	18.38
December 31, 2003	37.05	18.54	35.02
March 31, 2004	40.15	31.40	37.27
June 30, 2004	39.98	25.22	35.12
September 30, 2004	39.98	32.95	37.62
December 31, 2004	54.06	32.12	51.25
March 31, 2005	63.90	45.20	50.85
June 30, 2005	52.18	34.05	34.37
September 30, 2005	45.95	34.09	42.35
December 31, 2005	51.63	33.59	48.07
March 31, 2006	64.47	48.05	60.68
June 30, 2006	77.77	56.15	70.12
September 29, 2006	70.66	53.63	57.68
October 2 to October 31, 2006	70.19	55.06	67.60

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: X

Initial price: $67.60

Protection level: 80%

Protection price: $54.08

Physical delivery amount: 14 ($1,000/$67.60)

Fractional shares: 0.792899

Coupon: 15.00% per annum

Maturity: May 31, 2007

Dividend Yield: 0.74% per annum

Coupon Amount per month: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		7.50%	100.37%
+90%		7.50%	90.37%
+80%		7.50%	80.37%
+70%		7.50%	70.37%
+60%		7.50%	60.37%
+50%		7.50%	50.37%
+40%		7.50%	40.37%
+30%		7.50%	30.37%
+20%		7.50%	20.37%
+10%		7.50%	10.37%
+5%		7.50%	5.37%

0%		7.50%	0.37%

		Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.63%
-10%	7.50%	-2.50%	-9.63%
-20%	7.50%	-12.50%	-19.63%
-30%	N/A	-22.50%	-29.63%
-40%	N/A	-32.50%	-39.63%
-50%	N/A	-42.50%	-49.63%
-60%	N/A	-52.50%	-59.63%
-70%	N/A	-62.50%	-69.63%
-80%	N/A	-72.50%	-79.63%
-90%	N/A	-82.50%	-89.63%
-100%	N/A	-92.50%	-99.63%

RadioShack Corporation

According to publicly available information, RadioShack Corporation (the “Company”) was incorporated in Delaware in 1967. The Company primarily engages in the retail sale of consumer electronics goods and services through its RadioShack store chain and non-RadioShack branded kiosk operations.

The Linked Share’s SEC file number is 1-5571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

FWP-14

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$56.50	$31.31	$36.69
June 29, 2001	38.50	25.27	30.50
September 28, 2001	33.85	20.10	24.25
December 31, 2001	31.60	23.11	30.10
March 29, 2002	31.85	26.13	30.04
June 28, 2002	36.21	27.50	30.06
September 30, 2002	30.25	19.11	20.06
December 31, 2002	24.72	16.99	18.74
March 31, 2003	22.65	18.74	22.29
June 30, 2003	27.00	21.45	26.31
September 30, 2003	31.62	25.37	28.41
December 31, 2003	32.48	27.90	30.68
March 31, 2004	36.24	28.86	33.16
June 30, 2004	33.73	28.28	28.63
September 30, 2004	31.27	26.04	28.64
December 31, 2004	34.06	28.09	32.88
March 31, 2005	34.48	23.75	24.50
June 30, 2005	26.43	23.11	23.17
September 30, 2005	27.24	22.81	24.80
December 31, 2005	25.00	20.55	21.03
March 31, 2006	23.37	18.57	19.23
June 30, 2006	19.00	13.98	14.00
September 29, 2006	19.80	13.73	19.30
October 2 to October 31, 2006	20.40	17.45	17.84

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: RSH

Initial price: $17.84

Protection level: 80%

Protection price: $14.27

Physical delivery amount: 56 ($1,000/$17.84)

Fractional shares: 0.053812

Coupon: 14.00% per annum

Maturity: May 31, 2007

Dividend Yield: 1.40% per annum

Coupon Amount per month: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		7.00%	100.70%
+90%		7.00%	90.70%
+80%		7.00%	80.70%
+70%		7.00%	70.70%
+60%		7.00%	60.70%
+50%		7.00%	50.70%
+40%		7.00%	40.70%
+30%		7.00%	30.70%
+20%		7.00%	20.70%
+10%		7.00%	10.70%
+5%		7.00%	5.70%

0%		7.00%	0.70%

		Protection Price Ever Breached?
	NO	YES
-5%	7.00%	2.00%	-4.30%
-10%	7.00%	-3.00%	-9.30%
-20%	7.00%	-13.00%	-19.30%
-30%	N/A	-23.00%	-29.30%
-40%	N/A	-33.00%	-39.30%
-50%	N/A	-43.00%	-49.30%
-60%	N/A	-53.00%	-59.30%
-70%	N/A	-63.00%	-69.30%
-80%	N/A	-73.00%	-79.30%
-90%	N/A	-83.00%	-89.30%
-100%	N/A	-93.00%	-99.30%

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells bottled Frappuccino® coffee drinks, the DoubleShot® espresso drink and a line of superpremium ice creams.

The Linked Share’s SEC file number is 000-20322.

FWP-15

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$12.83	$9.64	$10.61
June 29, 2001	11.66	9.00	11.50
September 28, 2001	11.45	6.73	7.47
December 31, 2001	9.99	7.08	9.53
March 29, 2002	12.27	9.50	11.57
June 28, 2002	12.85	10.97	12.43
September 30, 2002	12.48	9.22	10.32
December 31, 2002	12.08	10.09	10.19
March 31, 2003	13.26	9.81	12.88
June 30, 2003	13.44	11.40	12.28
September 30, 2003	15.48	12.39	14.40
December 31, 2003	16.72	14.40	16.58
March 31, 2004	19.84	16.45	18.94
June 30, 2004	22.20	18.37	21.75
September 30, 2004	24.20	21.03	22.73
December 31, 2004	32.13	22.65	31.18
March 31, 2005	31.67	24.57	25.83
June 30, 2005	28.45	22.29	25.83
September 30, 2005	27.20	23.01	25.05
December 31, 2005	32.46	24.86	30.01
March 31, 2006	38.11	29.90	37.63
June 30, 2006	39.88	34.60	37.76
September 29, 2006	38.33	28.72	34.05
October 2 to October 31, 2006	38.87	33.62	37.75

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: SBUX

Initial price: $37.75

Protection level: 80%

Protection price: $30.20

Physical delivery amount: 26 ($1,000/$37.75)

Fractional shares: 0.490066

Coupon: 10.00% per annum

Maturity: May 31, 2007

Dividend Yield: 0% per annum

Coupon Amount per month: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		5.00%	100.00%
+90%		5.00%	90.00%
+80%		5.00%	80.00%
+70%		5.00%	70.00%
+60%		5.00%	60.00%
+50%		5.00%	50.00%
+40%		5.00%	40.00%
+30%		5.00%	30.00%
+20%		5.00%	20.00%
+10%		5.00%	10.00%
+5%		5.00%	5.00%

0%		5.00%	0.00%

		Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-5.00%
-10%	5.00%	-5.00%	-10.00%
-20%	5.00%	-15.00%	-20.00%
-30%	N/A	-25.00%	-30.00%
-40%	N/A	-35.00%	-40.00%
-50%	N/A	-45.00%	-50.00%
-60%	N/A	-55.00%	-60.00%
-70%	N/A	-65.00%	-70.00%
-80%	N/A	-75.00%	-80.00%
-90%	N/A	-85.00%	-90.00%
-100%	N/A	-95.00%	-100.00%

CONSOL Energy Inc.

According to publicly available information, CONSOL Energy Inc. (the “Company”) is a multi-fuel energy producer and energy services provider that primarily serves the electric power generation industry in the United States. At December 31, 2005, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including joint ventures. The Company has two principal business units: Coal and Gas. The principal activities of the Coal unit are mining, preparation and marketing of steam coal, sold primarily to power generators, and metallurgical coal, sold to metal and coke producers. The principal activity of the Gas unit is to produce pipeline quality methane gas for sale primarily to gas wholesalers.

FWP-16

The Linked Share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$18.85	$12.44	$17.25
June 29, 2001	21.24	12.50	12.65
September 28, 2001	14.25	9.15	10.72
December 31, 2001	14.23	10.71	12.42
March 29, 2002	13.75	10.60	13.13
June 28, 2002	14.16	10.63	10.63
September 30, 2002	10.77	4.90	6.33
December 31, 2002	8.95	5.33	8.64
March 31, 2003	9.01	7.28	8.27
June 30, 2003	12.31	7.83	11.37
September 30, 2003	11.48	9.09	9.29
December 31, 2003	13.40	9.34	12.95
March 31, 2004	15.01	10.12	13.40
June 30, 2004	18.37	12.43	18.00
September 30, 2004	19.63	14.90	17.45
December 31, 2004	21.95	16.06	20.53
March 31, 2005	24.63	18.58	23.51
June 30, 2005	27.50	20.78	26.79
September 30, 2005	38.73	26.85	38.14
December 31, 2005	39.91	26.80	32.59
March 31, 2006	37.71	30.00	37.08
June 30, 2006	49.09	35.12	46.72
September 29, 2006	48.90	28.07	31.73
October 2 to October 31, 2006	37.58	29.40	35.39

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: CNX

Initial price: $35.39

Protection level: 80%

Protection price: $28.31

Physical delivery amount: 28 ($1,000/$35.39)

Fractional shares: 0.256570

Coupon: 15.50% per annum

Maturity: May 31, 2007

Dividend Yield: 0.79% per annum

Coupon Amount per month: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		7.75%	100.40%
+90%		7.75%	90.40%
+80%		7.75%	80.40%
+70%		7.75%	70.40%
+60%		7.75%	60.40%
+50%		7.75%	50.40%
+40%		7.75%	40.40%
+30%		7.75%	30.40%
+20%		7.75%	20.40%
+10%		7.75%	10.40%
+5%		7.75%	5.40%

0%		7.75%	0.40%

		Protection Price Ever Breached?
	NO	YES
-5%	7.75%	2.75%	-4.60%
-10%	7.75%	-2.25%	-9.60%
-20%	7.75%	-12.25%	-19.60%
-30%	N/A	-22.25%	-29.60%
-40%	N/A	-32.25%	-39.60%
-50%	N/A	-42.25%	-49.60%
-60%	N/A	-52.25%	-59.60%
-70%	N/A	-62.25%	-69.60%
-80%	N/A	-72.25%	-79.60%
-90%	N/A	-82.25%	-89.60%
-100%	N/A	-92.25%	-99.60%

FWP-17

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is a corporation governed by the Business Corporations Act (Ontario). The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. The Company’s primary operating properties consist of one of the highest-grade gold deposits in the world, the Red Lake mine in Ontario, Canada, a 37.5% interest in the Bajo de la Alumbrera gold-copper mine in Argentina, a 100% interest in each of the San Dimas gold-silver mine, the San Martin gold-silver mine and the Nukay gold-silver mine in Mexico, and a 100% interest in the Peak gold mine in Australia. The Company also has 100% interests in the Los Filos gold development stage project in Mexico and the Amapari gold project in Brazil. The Company also produces gold at the Wharf mine in the historic lead mining area in the Black Hills of South Dakota in the United States.

The Linked Share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$3.60	$2.84	$3.35
June 29, 2001	6.00	3.33	5.40
September 28, 2001	6.33	4.69	5.80
December 31, 2001	6.25	5.13	6.09
March 29, 2002	9.18	6.02	8.73
June 28, 2002	12.35	7.90	9.95
September 30, 2002	11.88	6.40	11.03
December 31, 2002	13.60	9.28	12.72
March 31, 2003	13.58	9.42	10.61
June 30, 2003	12.76	9.39	12.00
September 30, 2003	15.10	10.92	13.96
December 31, 2003	18.50	13.43	15.95
March 31, 2004	16.59	12.89	14.81
June 30, 2004	15.05	10.11	11.67
September 30, 2004	13.94	10.93	13.86
December 31, 2004	15.79	13.02	15.04
March 31, 2005	15.51	12.85	14.21
June 30, 2005	16.10	12.04	15.78
September 30, 2005	21.06	15.01	20.04
December 31, 2005	22.78	17.49	22.28
March 31, 2006	30.44	22.28	29.25
June 30, 2006	41.66	24.07	30.22
September 29, 2006	31.59	21.63	23.60
October 2 to October 31, 2006	26.28	21.13	26.28

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: GG

Initial price: $26.28

Protection level: 80%

Protection price: $21.02

Physical delivery amount: 38 ($1,000/$26.28)

Fractional shares: 0.051750

Coupon: 17.50% per annum

Maturity: May 31, 2007

Dividend Yield: 0.68% per annum

Coupon Amount per month: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.75%	100.34%
+90%	8.75%	90.34%
+80%	8.75%	80.34%
+70%	8.75%	70.34%
+60%	8.75%	60.34%
+50%	8.75%	50.34%
+40%	8.75%	40.34%
+30%	8.75%	30.34%
+20%	8.75%	20.34%
+10%	8.75%	10.34%
+5%	8.75%	5.34%

0%	8.75%	0.34%

FWP-18

	Protection Price Ever Breached?
	NO	YES
-5%	8.75%	3.75%	-4.66%
-10%	8.75%	-1.25%	-9.66%
-20%	8.75%	-11.25%	-19.66%
-30%	N/A	-21.25%	-29.66%
-40%	N/A	-31.25%	-39.66%
-50%	N/A	-41.25%	-49.66%
-60%	N/A	-51.25%	-59.66%
-70%	N/A	-61.25%	-69.66%
-80%	N/A	-71.25%	-79.66%
-90%	N/A	-81.25%	-89.66%
-100%	N/A	-91.25%	-99.66%

FWP-19